As filed with the U.S. Securities and Exchange Commission on April 30, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viking Holdings Ltd

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	4400	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

94 Pitts Bay Road

Pembroke, Bermuda HM 08

Tel: (441) 478-2244

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leah Talactac

Chief Financial Officer

5700 Canoga Avenue

Woodland Hills, CA 91367

Tel: (818) 227-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP 525 University Ave. Palo Alto, CA 94301 Tel: (650) 470-4500	Christopher D. Lueking Scott W. Westhoff Jonathan E. Sarna Latham & Watkins LLP 330 N. Wabash Avenue, Suite 2800 Chicago, IL 60611 Tel: (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-278515

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

Explanatory Note

Viking Holdings Ltd is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form F-1 (File No. 333-278515), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on April 30, 2024.

The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 12,697,916 ordinary shares of the registrant, which includes 1,656,248 ordinary shares that may be sold as part of the underwriters’ option to purchase additional ordinary shares. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed in Part II, Item 8 of this registration statement and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman Limited regarding the validity of the ordinary shares being registered

23.1	Consent of Ernst & Young AS

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1*	Power of attorney (included in signature pages of the Prior Registration Statement (File No. 333-278515))

107	Registration Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 2024.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth below on April 30, 2024.

Name	Title

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Torstein Hagen

/s/ Leah Talactac	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Leah Talactac

*	Director
Richard Fear

*	Director
Morten Garman

*	Director
Paul Hackwell

*	Director
Kathy Mayor

*	Director
Tore Myrholt

*	Director
Pat Naccarato

*	Director
Jack Weingart

*By:	/s/ Leah Talactac
Leah Talactac
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 2024.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: Chief Financial Officer